UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2008 Annual Meeting of Stockholders will be held at the Joan B. Kroc Institute for Peace & Justice, University of San Diego, 5998 Alcala Park, San Diego, California 92110, on Tuesday, December 9, 2008, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To approve an amendment to the WD-40 Company Bylaws to reduce the minimum number of directors from nine to seven and to fix the authorized number of directors at eight;

3.	To approve the WD-40 Company Performance Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009; and

5.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 17, 2008 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

November 4, 2008

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday December 9, 2008, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 4, 2008.

At the meeting, the stockholders of WD-40 Company will vote to (i) elect the Board of Directors for the ensuing year; (ii) approve an amendment to the Company’s bylaws to reduce the minimum number of directors to seven (7) and to fix the number of authorized directors at eight (8) as of the date of the Annual Meeting of Stockholders; (iii) approve the WD-40 Company Performance Incentive Compensation Plan; and (iv) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 17, 2008 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 17, 2008, WD-40 Company had outstanding 16,500,304 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 17, 2008		Percent of Class
NWQ Investment Management Co, LLC	1,335,308	[1]	8.1%
2049 Century Park East 16th Floor Los Angeles, CA 90067

Kayne Anderson Rudnick Investment Management, LLC	1,243,944	[2]	7.5%
1800 Avenue of the Stars Second Floor Los Angeles, CA 90067

Barclays Global Investors UK Holdings Limited	1,038,079	[3]	6.3%
1 Churchill Place Canary Wharf London, England

Allianz Global Investors of America LP	881,330	[4]	5.3%
680 Newport Center Dr. Suite 250 Newport Beach, CA 92660

Mario L. Crivello	885,386	[5]	5.4%
San Diego, CA

[1]

As of June 30, 2008, NWQ Investment Management Co., LLC (“NWQ”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,335,308 shares. NWQ reported shared investment discretion with respect to all shares, shared voting authority with respect to 1,123,707 shares and no voting authority with respect to 211,601 shares. Beneficial ownership information as of October 17, 2008 is unavailable.

[2]

As of June 30, 2008, Kayne Anderson Rudnick Investment Management LLC (“Kayne”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,243,944 shares. Kayne reported sole investment discretion with respect to all shares, sole voting authority with respect to all shares. Beneficial ownership information as of October 17, 2008 is unavailable.

[3]

As of June 30, 2008, Barclays Global Investors UK Holdings Limited (“Barclays”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,038,079 shares. Barclays reported shared investment discretion with respect to all shares, sole voting authority with respect to 788,227 shares and no voting authority with respect to 249,852 shares. Beneficial ownership information as of October 17, 2008 is unavailable.

[4]

As of June 30, 2008, Allianz Global Investors of America LP (“Allianz”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 881,330 shares. Allianz reported shared investment discretion with respect to all shares, and sole voting authority with respect to all shares. Beneficial ownership information as of October 17, 2008 is unavailable.

[5]

Mr. Crivello has sole voting and investment power over 751,701 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 102,363 shares held directly. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 742 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

Unless marked to the contrary, the Proxies received will be voted for the election of the eight nominees named below to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, any proxy granted to vote for such director will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality the votes cast for the election of directors by the shares present, in person or by proxy, shall be elected as directors. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes (which are treated as “withheld” votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The Board of Directors has proposed an amendment to the Bylaws of the Company to amend Section 2 of Article III of the Bylaws to reduce the minimum number of directors from nine to seven. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. Subject to stockholder approval of the proposed amendment to the Bylaws, the number of directors was fixed at eight effective as of the date of the Annual Meeting by resolution of the Board of Directors adopted on June 24, 2008. Kenneth E. Olson will retire from the Board of Directors as of the Annual Meeting.

Director Independence

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC. (the “Nasdaq Rules”). Information concerning the independence of directors serving on committees of the Board of Directors and the standards applied with respect to the determination of independence for each committee is provided below as to each committee.

Security Ownership of Directors and Executive Officers

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors, for the executive officers named in the Summary Compensation Table on page 25 of this proxy statement, and for all directors and executive officers as a group.

			Director Since	Amount and Nature of Beneficial Ownership October 17, 2008[1]
Director/Nominee	Age	Principal Occupation		Number		Percent of Class
John C. Adams, Jr.	60	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	21,665	[2]	*
Giles H. Bateman	63	Investor	2003	16,647	[3]	*
Peter D. Bewley	62	Investor, Retired General Counsel, The Clorox Company	2005	14,316	[4]	*
Richard A. Collato	65	President & CEO, YMCA of San Diego County	2003	19,307	[5]	*
Mario L. Crivello	68	Investor	1994	885,386	[6]	5.4%
Linda A. Lang	50	Chairman & CEO, Jack in the Box, Inc.	2004	16,977	[7]
Kenneth E. Olson[8]	72	Investor, Former Chairman and CEO, Proxima Corporation	2000	21,518	[8]	*
Garry O. Ridge	52	President and CEO, WD-40 Company	1997	182,155	[9]	1.1%
Neal E. Schmale	62	Chairman of the Board, WD-40 Company; President and COO, Sempra Energy	2001	22,061	[10]	*

*	Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.

[2]

Mr. Adams has the right to acquire 15,800 shares upon the exercise of stock options and the right to receive 1,139 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[3]

Mr. Bateman has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 1,139 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[4]

Mr. Bewley has the right to acquire 9,800 shares upon the exercise of stock options and the right to receive 1,535 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[5]

Mr. Collato has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 1,535 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[6]

Mr. Crivello has sole voting and investment power over 751,701 shares held in trust for the benefit of others and 14,780 shares held as custodian for others. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 742 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[7]

Ms. Lang has the right to acquire 11,800 shares upon the exercise of stock options and the right to receive 1,535 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.

[8]

Mr. Olson is not a nominee for re-election to the board of directors. Mr. Olson has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 742 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[9]	Mr. Ridge has the right to acquire 159,850 shares upon exercise of stock options. Mr. Ridge has voting and investment power over 1,021 shares held under the Company’s 401(k) plan.

[10]

Mr. Schmale has the right to acquire 15,800 shares upon the exercise of stock options and the right to receive 1,535 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

			Amount and Nature of Beneficial Ownership October 17, 2008[1]
Executive Officer	Age	Principal Occupation	Number		Percent of Class
Michael L. Freeman	54	Division President, the Americas, WD-40 Company	65,717	[2]	*
Michael J. Irwin	45	Executive Vice President, Strategic Development, WD-40 Company	66,814	[3]	*
Graham P. Milner	53	Executive Vice President, Global Development, Chief Branding Officer, WD-40 Company	94,090	[4]	*
William B. Noble	49	Managing Director Europe, WD-40 Company Ltd. (U.K.)	39,800	[5]	*
Jay Rembolt	57	Vice President, Finance and Chief Financial Officer, WD-40 Company	44,613	[6]	*
All Directors and Executive Officers as a Group			1,564,126	[7]	9.1%

*	Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.

[2]	Mr. Freeman has the right to acquire 55,018 shares upon exercise of stock options. Mr. Freeman has voting and investment power over 1,943 shares held under the Company’s 401(k) plan.

[3]	Mr. Irwin has the right to acquire 60,704 shares upon exercise of stock options. Mr. Irwin has voting and investment power over 710 shares held under the Company’s 401(k) plan.

[4]	Mr. Milner has the right to acquire 85,218 shares upon exercise of stock options. Mr. Milner has voting and investment power over 1,408 shares held under the Company’s 401(k) plan.

[5]	Mr. Noble has the right to acquire 38,300 shares upon exercise of stock options.

[6]	Mr. Rembolt has the right to acquire 40,944 shares upon exercise of stock options. Mr. Rembolt has voting and investment power over 3,369 shares held under the Company’s 401(k) plan.

[7]

Total includes the rights of directors and executive officers to acquire 603,034 shares upon exercise of stock options, the rights of directors to receive a total of 15,786 shares upon settlement of restricted stock units upon termination of service as a director of the Company, and 8,451 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

John C. Adams, Jr. was elected to the Board of Directors in 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone’s former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995. Mr. Adams is a director of Tractor Supply Company.

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman has been retired since 2000. He was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman is a director of Lifetime Fitness Inc., and United PanAm Finance Corp.

Peter D. Bewley was appointed to the Board of Directors in 2005. Mr. Bewley was the Senior Vice President — General Counsel & Secretary of The Clorox Company from 1998 until his retirement in 2005.

Richard A. Collato was elected to the Board of Directors in 2003. Since 1981, Mr. Collato has served as President & CEO of the YMCA of San Diego County. Mr. Collato is also a director of Sempra Energy and PepperBall Technologies, Inc.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello was the managing owner and master of Tuna Purse Seiners until his retirement in 1984.

Linda A. Lang was elected to the Board of Directors in 2004. Since October 2005, Ms. Lang has served as Chairman of the Board & Chief Executive Officer of Jack in the Box, Inc. Ms. Lang has been employed by Jack in the Box, Inc. for 21 years and from 1996 until 2005 she held the offices of President and Chief Operating Officer, Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, Vice President Marketing and Vice President of Products, Promotions and Consumer Research.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President —International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale has served as President and COO of Sempra Energy since January 2006. Previously, he was Executive Vice President and CFO of Sempra Energy from 1998 through 2005. Mr. Schmale is a director of Sempra Energy and Murphy Oil Corporation.

Board of Directors Meetings, Committees and Annual Meeting Attendance

The Board of Directors is charged by the shareholders with managing the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s web site at www.wd40company.com on the “Investors” page under the Officers and Directors link. There were four scheduled meetings of the Board of Directors during the last fiscal year. All directors serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All Directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all nominee directors were present.

Board of Directors Compensation

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of director compensation, including consideration of surveys of companies considered comparable to the Company in total revenues and market capitalization. The independent compensation advisor serving the Compensation Committee of the Board of Directors, Compensia, Inc., has also provided guidance to the Corporate Governance Committee with respect to director compensation recommendations. For fiscal year 2008, directors received compensation for services as directors pursuant to a director compensation policy which is reviewed annually. On October 23, 2007, the Board of Directors adopted the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) to provide for compensation of directors as follows: For 2008, each non-employee director is entitled to receive a base annual fee of $32,000 for services provided from the date of the Company’s annual meeting to the next annual meeting. The Chairman of the Board receives an additional annual fee of $14,000. Non-employee directors receive additional cash compensation for service on committees. The Chairman of the Audit Committee receives $16,000 and each other member of the Audit Committee receives $8,000. Each Chairman of the Compensation Committee, the Corporate Governance Committee and the Finance Committee receives $8,000 and each other member of those committees receives $4,000. All annual fees are payable in March.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided during the year in 2008, the Director Compensation Policy provided for the issuance of restricted stock units (“RSUs”) having a grant date value of $30,000 to each non-employee director for service during 2008. Each RSU represents the right to receive one share of the Company’s common stock. Each director was also permitted to elect to receive RSUs in lieu of all or a portion of his or her annual fee for service as a director for 2008. The number of RSUs granted to directors equals the compensation payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant. All RSUs granted to directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSUs granted to a director are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

Prior to fiscal year 2008, the Company maintained the 1999 Non-Employee Director Restricted Stock Plan (the “Director Stock Plan”) providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares were issued under the Director Stock Plan in lieu of cash compensation according to written elections made by the directors. Restricted shares issued to a director in prior years did not become vested for resale for a period of five years from the date of issuance or until the director’s retirement from the Board following the director’s 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director.

The Company also maintains a Director Contributions Fund from which each incumbent director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2008. Since the annual base fee and fees for service on committees is payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2008, one quarter of the reported compensation earned or paid in cash is based on the director compensation policy in effect for calendar year 2007 and three quarters of the reported compensation paid in cash is based on the director compensation policy in effect for calendar year 2008. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon each director’s elections to receive shares under the Director Stock Plan in 2006 and RSUs awarded under the Director Compensation Policy in 2007 in lieu of all or part of the director’s annual base fee and on the various committees on which each director served as a member or as chairman during the fiscal year.

DIRECTOR COMPENSATION

Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
John C. Adams, Jr.	$43,029	$29,962	$0	$6,000	$78,991
Giles H. Bateman	$52,491	$29,962	$0	$6,000	$88,453
Peter D. Bewley	$44,915	$29,962	$0	$6,000	$80,877
Richard A. Collato	$48,915	$29,962	$0	$6,000	$84,877
Mario L. Crivello	$36,029	$29,962	$0	$6,000	$71,991
Linda A. Lang	$44,915	$29,962	$0	$6,000	$80,877
Kenneth E. Olson	$44,029	$29,962	$0	$6,000	$79,991
Neal E. Schmale	$53,029	$29,962	$0	$6,000	$88,991

[1]

For services rendered during fiscal year 2008, directors received (i) restricted shares of the Company’s common stock pursuant to elections made in 2006 under the Director Stock Plan with respect to their services as directors in calendar year 2007, and/or (ii) restricted stock units (“RSUs”) pursuant to elections made in 2007 under the Director Compensation Policy with respect to their services as directors in calendar year 2008, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation Table) as follows: John C. Adams, Jr. received RSUs valued at $12,023; Giles H. Bateman received restricted shares valued at $4,587 and RSUs valued at $12,023; Peter D. Bewley, Richard A. Collato and Linda Lang received restricted shares valued at $8,886 and RSUs valued at $24,016; and Neal E. Schmale received RSUs valued at $24,016.

[2]

Amounts included in the Stock Awards column represent the grant date fair value for RSUs awarded to all non-employee directors pursuant to the Director Compensation Policy. The reported amounts equal the grant date fair value for the RSUs computed under FAS 123R since the RSUs were fully vested as of the date of grant and the full amount was recognized by the company for financial reporting purposes in accordance with FAS 123R. The number of RSUs held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement. The RSUs are settled in stock only upon termination of service as a director and the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]

Outstanding options held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement.

[4]	Amounts represent charitable contributions made by the Company as designated by each non-employee director pursuant to the Company’s Director Contribution Fund.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
John C. Adams, Jr.			✓	Chairman
Giles H. Bateman	Chairman			✓
Peter D. Bewley		✓	Chairman
Richard A. Collato	✓	Chairman
Mario L. Crivello		✓
Linda A. Lang	✓	✓
Kenneth E. Olson	✓		✓
Garry O. Ridge
Neal E. Schmale			✓	✓
Number of Meetings Held in Fiscal Year 2008	5	4	4	4

Corporate Governance Committee

The Corporate Governance Committee is comprised of Peter D. Bewley (Chairman), John C. Adams, Jr., Kenneth E. Olson and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences. In evaluating the suitability of nominees, the Corporate Governance Committee takes into account many factors, including the following: whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders, except for non-employee directors first elected to the Board prior to June 29, 1999, will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth on page 35 of this proxy statement.

Audit Committee

The Audit Committee is comprised of Giles H. Bateman (Chairman), Richard A. Collato, Linda A. Lang and Kenneth E. Olson. Five meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent registered public accounting firm after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee is an independent director as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 4350(d)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. In conducting this oversight, the Audit Committee relies on a review by the Corporate Governance Committee of individual questionnaires completed by all executive officers and directors for the purpose of identifying matters potentially affecting the independence of directors and the existence of related party transactions as defined in relevant rules promulgated under the Exchange Act and in the Nasdaq Rules. The Audit Committee also relies upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. No formal policy for such oversight by the Audit Committee has been adopted, but the actions of the committee in conducting its review at least annually is set forth in minutes of the meetings of the Audit Committee. The Audit Committee also has responsibility for the selection, appointment and oversight of the independent registered public accounting firm for the Company. A separate report of the Audit Committee is set forth below.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of a independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2008. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2008, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2009.

The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2008:

1.	At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the year ended August 31, 2008, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year ended August 31, 2008, those matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 and PCAOB Auditing Standard No. 5, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2008, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2008.

5.	The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2008. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2009.

Giles H. Bateman (Chairman)

Richard A. Collato

Linda A. Lang

Kenneth E. Olson

Finance Committee

The Finance Committee is comprised of John C. Adams, Jr. (Chairman), Giles H. Bateman and Neal E. Schmale. Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Collato (Chairman), Peter D. Bewley and Mario L. Crivello and Linda A. Lang, all of whom are independent directors as defined under the Nasdaq Rules. All Compensation Committee members meet the governing criteria for independence, including those of The Nasdaq Stock Market, and regulations under Section 162(m) of the Internal Revenue Code of 1986 and Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Compensation Committee met four times during the last fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the processes and decisions of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Named Executive Officers (“NEOs”) referred to in the Summary Compensation Table appearing on page 25 of this proxy statement.

Governance of Executive Officer Compensation Program

The purpose of the Committee is to assist the Board with compensation- and benefits-related issues related to the Chief Executive Officer (CEO) and the other NEOs. The Committee engages Compensia, Inc. as their outside, independent compensation consultant. The Committee is responsible for establishing the Company’s overall compensation strategy, with support from management and consultants. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

With respect to compensation of the NEOs for fiscal year 2008, the Committee had the following responsibilities:

•

Develop and review employment agreements, salaries, incentive plan participation, severance agreements, change-in-control agreements, equity compensation plan participation and employee benefit plan participation for the NEOs.

•	Conduct an annual review of corporate goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives.

•

Recommend to the Board for its approval, the annual compensation package (including base salary, incentive plan participation, equity compensation awards and other benefits) for the CEO, taking into consideration CEO performance, Company performance and CEO compensation levels at comparable companies.

•

Conduct an annual review, with the assistance of the CEO, of corporate goals and objectives relevant to the compensation of the other NEOs, evaluate NEO performance in light of those goals and objectives, and approve the annual compensation package (including base salary, incentive plan participation, equity compensation awards and other benefits) for the other NEOs.

•	Provide recommendations to the Board for changes to the Company’s equity compensation plan and other compensation and benefit plans.

•

Administer the Company’s stock option and equity-based compensation plans, including the grant of awards or recommendation of awards to the Board for final approval as the Board or the relevant plan may authorize.

The Compensation Committee acts according to its Charter, a copy of which can be found under the Officers and Directors link on the Investors page of the Company’s website — at http://www.wd40company.com. In December 2007, the Committee’s Charter was revised to provide for full delegation of authority to the Committee with respect to the recommendation and approval of the annual compensation package for the CEO. Decisions with respect to the CEO’s compensation for fiscal year 2009 were made by the Committee.

Process for Evaluating Executive Officer Performance and Compensation

In accord with its Charter, the Compensation Committee works with the Company’s Human Resources function in carrying out its responsibilities; the Vice President of Human Resources is management’s liaison with the Committee. During fiscal year 2008, the Committee engaged Compensia, Inc, an independent compensation advisor, to provide advice and information relating to executive compensation. Compensia assisted the Committee in the evaluation of executive base salary, bonus compensation and equity incentive design and award levels. Compensia reports directly to the Committee and provides no additional services for management.

Executive Compensation Philosophy and Framework

Compensation Objectives

The Company’s executive compensation program is designed to achieve four primary objectives:

1.	Attract and retain high-caliber executives.

2.	Align the interests and compensation of executives with the value created for shareholders.

3.	Reinforce a sense of urgency among executives to achieve both short-term and long-term Company objectives.

4.	Create a direct, meaningful link between business and team success and individual performance and rewards.

Target Pay Position/Mix of Pay

The Company’s compensation program consists of base salary, annual cash incentives, and long-term oriented equity grants. Each of these components is discussed in greater detail below under the heading, “Executive Officer Compensation Decisions.” The Compensation Committee has established a target for executive officer total compensation at the 50th percentile, relative to the market (details on the benchmarking peer group are provided below). Actual pay may vary, based on an individual’s performance, length of time within the position, and anticipated contribution. With respect to equity, the Committee has managed stock option grants and equity awards to an annual utilization or “burn” rate. The “burn” rate represents a percentage of the Company’s total outstanding shares used during the current year for compensation purposes. The Committee allocates stock options or equity awards to individuals based on the Company’s retention goals, the criticality of the role of each plan participant and the individual’s contribution to the Company’s performance. Fiscal year 2008 stock option grants to the Company’s NEOs (including the CEO) were between the 25th and 50th percentile of the market based on the value of such options as determined for financial reporting purposes and as compared to equity grants of companies falling within a broad industry set of companies having revenues comparable to WD-40 Company as further discussed in the next section.

Compensation Benchmarking

For fiscal year 2008 compensation decisions, the Compensation Committee examined the executive compensation practices of a peer group of twenty-one companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues reasonably comparable to WD-40 Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee has used broad industry company data from published compensation surveys for a set of companies having revenues comparable to the Company. This mix of data has been weighted, 50% for the broad industry company data and 50% for the peer group data. The peer group is comprised of the following companies:

• American Pacific Corporation • American Vanguard Corporation • Bare Escentuals, Inc. • Cambrex Corporation • Chattem Inc. • Gaiam, Inc. • Hawkins, Inc. • Inter Parfums, Inc.	• Katy Industries, Inc. • Mannatech, Inc. • Medicis Pharmaceutical Corporation • National Presto Industries Inc. • Nutraceutical International Corporation • Pacific Ethanol, Inc.	• Park Electrochemical Corp. • Parlux Fragrances, Inc. • Penford Corporation • PetMed Express, Inc. • Prestige Brands Holdings, Inc. • Quaker Chemical Corporation • USANA Health Sciences, Inc.

Executive Officer Compensation Decisions

Base Salary: Process

Base salaries for all NEOs are effective at the beginning of each fiscal year. For fiscal year 2008, the Compensation Committee approved salaries and other compensation components for executive officers other than the CEO, whose compensation was approved by the Board based upon the recommendation of the Committee. Position scope and complexity as well as external market factors are used to determine base salary ranges. As noted above, the Committee has established a target for executive officer compensation at the 50th percentile, relative to the market, based on the benchmarking data described above. Salary increases, if any, are based on individual performance, position, current pay relative to the market, and future anticipated contribution. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each officer and an assessment of the achievement thereof. For fiscal year 2009 compensation decisions, the Committee has the authority to approve salary increases for all NEOs, including the CEO. Information concerning 2009 compensation decisions is provided in the Fiscal Year 2009 Compensation Decisions section below.

Base Salary: Fiscal Year 2008

Based on the peer group and survey data and the criteria described above, the CEO presented his recommendations to the Committee for base salary increases for other executive officers in October 2007. After reviewing the CEO’s recommendations, the Committee approved salaries for the officers as set forth in the table below. Mr. Rembolt was appointed as Chief Financial Officer on April 30, 2008. Mr. Rembolt’s base salary was increased as of May 1, 2008 from $181,337 to $212,000 by action of the Compensation Committee on June 23, 2008 upon review of his salary relative to market and in recognition of his increased level of responsibility. In October 2007, the Board reviewed the Committee’s recommendation for the CEO’s base salary, and approved a 4.0% increase to $566,400, which was at the 75th percentile relative to market as evidenced by the data described in the Compensation Benchmarking section above. The performance of the CEO for fiscal year 2007 was measured against mutually agreed upon targets and goals around growth, innovation, leadership, earnings and customer relations. The Committee’s assessment was that a majority of key objectives were met, and that based on such performance, the Committee awarded a salary increase to the CEO that was neither the highest nor the lowest of executive salary increases.

The salary increases for fiscal year 2008 were considered by the Committee and the Board to be appropriate in light of market conditions as evidenced by the peer group and published survey data and the substantial achievement of individual performance goals by each of the executive officers as well as their individual contributions to overall Company performance. In reaching its decisions with respect to the base salary increases for the executive officers, the Committee considered the company-wide merit increase budget, individual and company performance in the areas of each officer’s area of responsibility and current levels of pay relative to the target range of compensation based on the peer group benchmarking data. Mr. Ridge’s relatively higher base salary compensation was considered by the Committee to be appropriate given his level of responsibility for overall Company performance.

Salary increase actions for fiscal year 2008 for the NEOs other than Mr. Rembolt were as follows:

Executive Officer	Title	Base Salary		Percent Increase
Garry O. Ridge	Chief Executive Officer	$556,400		4.0%
Michael J. Irwin	Executive Vice President, Strategic Development	$278,493		4.5%
Graham P. Milner	Executive Vice President, Global Development, Chief Branding Officer	$249,442		4.5%
Michael L. Freeman	Division President, the Americas	$274,500		3.0%
William B. Noble	Managing Director, Europe	$355,510	[1]	5.5%

[1]	Mr. Noble’s base salary for 2008 was converted to dollars based on an average annual exchange rate for fiscal year 2007 of $1.9603 per pound.

Performance Incentive Bonus

The Company uses its Performance Incentive program to tie NEO compensation to the Company’s financial performance. Incentive awards are based on corporate performance measures, including (i) the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed on a consolidated basis (referred to herein as the Company’s “Global EBITDA”); (ii) EBITDA computed for relevant financial reporting segments (“Segment EBITDA”); (iii) the Company’s gross margin determined for relevant financial reporting segments (“Gross Margin”); and (iv) a measure of return on invested capital (“ROIC”). The manner in which the Company calculates ROIC is provided in the Company’s press release with respect to the announcement of its annual earnings which, for fiscal year 2008, was filed on October 15, 2008 as Exhibit 99.1 to its report on Form 8-K. The selection of the performance measures applicable to each NEO is based upon the executive officer’s job classification. The same Performance Incentive program formulas are used for establishing bonus compensation for all employees of the Company and the formulas for some employees include the use of other performance measures relevant to their job classifications.

Depending upon performance results, the Performance Incentive bonus payout can range from 0–100% of base salary for the Chief Executive Officer, from 0–60% of base salaries for the other NEOs with the exception of Jay Rembolt whose Performance Incentive bonus payout can range from 0-50% of his base salary. The maximum bonus for each NEO is referred to herein as their “annual opportunity”. Maximum incentive bonus payouts require both achievement of specified Segment EBITDA and individual performance measure maximum amounts and Company performance that exceeds the maximum amount for Global EBITDA as described below. The maximum opportunity percentage for the CEO at 100% of his base salary as compared to the maximum opportunity percentage for the other NEOs at 50% or 60% of base salary was established by the Board of Directors in prior years in recognition of the higher level of responsibility of the CEO for overall Company performance, in reliance on benchmarking data supporting total potential CEO compensation at such levels and to establish a compensation package for the CEO having a higher percentage of potential compensation tied to Company performance.

At the beginning of each fiscal year, the Board approves specific performance measures for the upcoming year, along with associated weightings and an objective formula for calculation of the Performance Incentive bonus payouts for all NEOs. In October of the following year, and before payment, the Committee reviews the Company’s financial results and confirms calculation of the Incentive Performance bonus payouts for each of the executive officers.

For each employee, the Performance Incentive program provides three distinct performance measure levels for possible award of bonus compensation. The first level represents 30% of the annual opportunity, the second level represents 20% of the annual opportunity and the third level represents 50% of the annual opportunity.

The relevant performance measure for the first level is Segment EBITDA. For certain employees having more influence over global operations than operations within a specific operating segment, the performance measure for the first level is equally weighted among the Company’s three reporting segments, the Americas, Europe and Asia-Pacific. Otherwise, the applicable performance measure is the Segment EBITDA for the geographic region in which the employee is employed. For fiscal year 2008, the minimum and maximum amounts for the applicable Segment EBITDA were established by the Board in October 2007. The bonus payout for the first level is based on the relative achievement of the Segment EBITDA performance measure within the range of the minimum and maximum, up to 100% of the proportionate amount of the annual opportunity.

The performance measure for the second level is individually selected from among measures tied more closely to the employee’s area of responsibility. The minimum and maximum amounts for the applicable performance measure and the calculation of the bonus payout upon achievement of the applicable measure are established in the same manner as with the first level of the Performance Incentive program. In some instances, the second level performance measure will be a stretch target for the Segment EBITDA. In that case, no second level bonus payout will be earned unless the maximum bonus under the first level is earned for the Segment EBITDA. In other instances, the second level performance measure will be a non-EBITDA measure, such as Gross Margin or ROIC. In that case, second level bonus payout is limited to the percentage attainment of the first level performance.

The performance measure for the third level is Global EBITDA. For fiscal year 2008, a tentative minimum level for Global EBITDA was established by the Board in October 2007. After all bonus amounts earned for the first and second levels are calculated, the Global EBITDA result is measured. The maximum amount of Global EBITDA is then established by means of a formula that is based on all Performance Incentive bonus payouts under the first and second levels and that results in the maximum payout under the third level of the Performance Incentive program. This formula effects a sharing of increased earnings over the established minimum among all of the Company’s employees and the Company’s shareholders.

In October 2007, the Board approved specific performance targets, including the minimum and maximum amounts for Segment EBITDA, Gross Margin, ROIC and Global EBITDA. There were no changes from the prior year Performance Incentive program in the weightings or formulas to be applied in calculating the bonus payouts for any of the NEOs for fiscal year 2008. The target and maximum payout amounts for each of the NEOs for the 2008 Performance Incentive program are provided in the Grants of Plan-Based Awards table on page 26 of this proxy statement.

The following table sets forth the performance measures applicable to each of the NEOs for each of the three levels of the Performance Incentive program:

Executive Officer	Title	First Level Performance Measure	Second Level Performance Measure	Third Level Performance Measure
Garry O. Ridge	Chief Executive Officer	Segment EBITDA (3 Segments)	ROIC	Global EBITDA
Jay Rembolt	Vice President, Finance and Chief Financial Officer	Segment EBITDA (3 Segments)	ROIC	Global EBITDA
Michael J. Irwin	Executive Vice President, Strategic Development	Segment EBITDA (3 Segments)	ROIC	Global EBITDA
Graham P. Milner	Executive Vice President, Global Development, Chief Branding Officer	Segment EBITDA (Americas)	Segment EBITDA (3 Segments)	Global EBITDA
Michael L. Freeman	Division President, the Americas	Segment EBITDA (Americas)	Gross Margin (Americas)	Global EBITDA
William B. Noble	Managing Director, Europe	Segment EBITDA (Europe)	Gross Margin (Europe)	Global EBITDA

The following table sets forth the minimum and maximum amounts for the Gross Margin, ROIC and Global EBITDA performance measures applicable for the Company’s fiscal year 2008 Performance Incentive program together with actual results for fiscal year 2008 with respect to each such performance measure:

Performance Measure	Minimum for FY 2008 Performance Incentive Program	Maximum for FY 2008 Performance Incentive Program	Actual FY 2008
Gross Margin (Americas)	47.69%	48.19%	45.27%
Gross Margin (Europe)	51.18%	51.68%	50.72%
ROIC	18.75%	19.25%	15.50%
Global EBITDA[1]	$52,437,000	$63,237,000	$46,546,000

[1]

The maximum Global EBITDA amount is an approximate amount calculated by reference to a formula that would have resulted in a maximum payout of bonus to all employees of the Company under the third level of the Performance Incentive program. The actual Global EBITDA amounts for fiscal years 2008 and 2007 equal the Company’s earnings for each year on a consolidated basis before interest, taxes, depreciation and amortization and before the expense of bonus payouts under the third level of the Company’s Performance Incentive program.

The following table sets forth the minimum and maximum Segment EBITDA results for the first level under the Company’s Performance Incentive program for each of the Company’s reporting segments and the actual fiscal year 2008 results as a percentage of the actual fiscal year 2007 results:

Performance Measure	Minimum for FY 2008 (as % of 2007 Actual)	Maximum for FY 2008 (as % of 2007 Actual)	Actual FY 2008 (as % of 2007 Actual)
Segment EBITDA (Americas)	97.9%	97.9%	77.9%
Segment EBITDA (Europe)[1]	100%	112.3%	122.9%
Segment EBITDA (Asia-Pacific)	100%	117.8%	135.3%

[1]	Gross Margin (Europe) percentages are based on the Europe segment’s results reported in U.S. dollars. Bonus payouts for Mr. Noble are calculated based on results reported in pounds sterling.

Achievement of the maximum levels for Segment EBITDA, Gross Margin, ROIC and Global EBITDA are intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole. Use of the same Performance Incentive program performance measures for all employees over many years has served to focus the entire Company on steady growth of quality earnings.

Based on the Company’s performance for fiscal year 2008 and the relative attainment of each of the performance measures under the Company’s Performance Incentive program, the Committee approved the calculation of NEO incentive award payouts, including the calculated payout for the CEO. The calculated incentive award payout for Mr. Ridge was $111,280, or 20% of his annual opportunity amount. Mr. Ridge expressed his view to the Committee that the overall performance of the Company was so far below the goals and expectations for the Company established at the beginning of the fiscal year that he would waive payment of his entire calculated payout. The committee, respecting Mr. Ridge’s decision, did not award the calculated payout to Mr. Ridge under the Company’s Performance Incentive program for fiscal year 2008. Mr. Ridge’s waiver of the calculated payout is not a deferral. He has no future right to receive a fiscal year 2008 Performance Incentive program payout.

On October 14, 2008, the Committee approved payment of the following incentive bonus amounts for fiscal year 2008 performance:

Executive Officer	Title	FY2008 Annual Incentive Opportunity (As % of Base Salary)	FY2008 Actual Bonus (As % of Base Salary)	FY2008 Bonus Paid ($)
Garry O. Ridge	Chief Executive Officer	100%	0%	$0
Jay Rembolt	Vice President, Finance and Chief Financial Officer	50%	10%	$19,156
Michael J. Irwin	Executive Vice President, Strategic Development	60%	12%	$33,419
Graham P. Milner	Executive Vice President, Global Development, Chief Branding Officer	60%	0%	$0
Michael L. Freeman	Division President, the Americas	60%	0%	$0
William B. Noble[1]	Managing Director, Europe	60%	18%	$65,480

[1]	Mr. Noble’s bonus has been converted from pounds sterling at an average annual exchange rate for fiscal year 2008 of $2.0059 per pound.

To provide an example of the application of the Company’s Performance Incentive program to one of the NEOs, Mr. Rembolt’s bonus payout for fiscal year 2008 was computed as follows:

•

Mr. Rembolt’s annual opportunity is 50% of his base salary for 2008. His base salary, computed on a weighted basis to account for the increase in his salary effective as of May 1, 2008, was $191,558. His annual opportunity was 50% of that amount, or $95,779.

•

For the first level of the Performance Incentive program, Mr. Rembolt’s bonus potential was 30% of his annual opportunity. Since the applicable performance measure for the first level for Mr. Rembolt was Segment EBITDA for all three of the Company’s reporting segments, his bonus potential was weighted equally among the three reporting segments, or 10% of his annual opportunity with respect to each segment. Based on the relative attainment of the Segment EBITDA goals for each of the Company’s reporting segments as set forth in the table above (exceeding the maximum target amounts for Europe and

Asia-Pacific, but less than the minimum target amount for the Americas), Mr. Rembolt was entitled to a bonus equal to 20% of his annual opportunity for the first level of the Performance Incentive program, or $19,156.

•

For the second level, Mr. Rembolt’s bonus potential for the second level was 20% of his annual opportunity. The performance measure for Mr. Rembolt’s second level was ROIC. Since the actual ROIC percentage for the fiscal year did not reach the minimum target amount as set forth in the table above, Mr. Rembolt was not entitled to a bonus for the second level of the Performance Incentive program.

•

For the third level, Mr. Rembolt’s bonus potential was 50% of his annual opportunity. No employees were eligible for a bonus under the third level since the Company’s Global EBITDA, after accrual of bonus payouts to all employees under the first and second levels of the Performance Incentive program, did not reach the minimum target amount for Global EBITDA as set forth in the table above. Mr. Rembolt did not receive a bonus for the third level of the Performance Incentive program.

Mr. Rembolt’s aggregate bonus payout was the sum of the payouts under each of the three levels of the Company’s Performance Incentive program, or $19,156.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. As an integral part of the compensation earned by the NEOs for services in fiscal year 2008, the Company provided the NEOs with an economic interest in the long-term appreciation of the Company’s common stock through the grant of stock options. Stock options provide value only if the Company’s stock price increases (benefiting all stockholders), and only if the executive remains with the Company until options vest.

The Board recognizes the potentially dilutive impact of stock options. The Company’s option grant practices were designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees. The following steps were taken by the Board and the Committee to maintain this balance:

•

The Committee has sought to manage to an annual gross burn rate for stock options awarded to all participating employees not exceeding 2% of the Company’s outstanding shares. The actual burn rate over the past three years has been approximately 1.8%.

•

The Company’s aggregate stock granting practices have been conservative, particularly with respect to options awarded to the NEOs. Upon review of peer group data and competitiveness of the Company with respect to equity compensation, the Committee determined that past equity compensation provided to its executive officers was low. Increases in equity compensation for the NEOs were therefore made for fiscal year 2008.

•

For fiscal year 2008, equity grants to individual executive officers were based on Company and individual performance in the preceding year, as well as on the expected future contribution and long-term retention goals for the executive officer. For the NEOs other than the CEO, a target stock option award amount was established for each executive officer. A 40% portion of the target award was granted to accomplish long-term retention goals and a percentage of the remaining 60% of the target award amount was granted based on relative attainment of the annual opportunity for bonus compensation for the prior fiscal year under the first level of the Performance Incentive program as described in the Performance Incentive Bonus section above. The Compensation Committee established the stock option grant for the CEO after considering overall Company and individual performance considerations and long-term retention goals for the CEO.

In October 2007, the Committee approved stock options granted to the NEOs as set forth in the Grants of Plan-Based Awards table on page 26 of this proxy statement.

Following a review by the Committee and the Board of the Company’s equity compensation practices, the Committee has recommended a change from the award of stock options to the award of restricted stock units (“RSUs”) providing for the issuance of shares of the Company’s common stock upon vesting. For fiscal year 2009, the Committee approved the award of RSUs to participating employees, including the NEOs. The Committee concluded that the issuance of RSUs provides a compensation benefit more directly rewarding past performance than stock options, while continuing to encourage employees and management to focus on future growth and earnings. Continued ownership of Company shares by the NEOs upon vesting of RSUs will be further encouraged by stock ownership guidelines adopted by the Committee in December 2007.

Benefits and Perquisites

As is the case with most Company employees, the Company’s NEO’s are provided with standard health and welfare benefits, as well as the opportunity to participate in a 401(k) profit sharing plan. The 401(k) plan serves to provide Company employees, including the NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

The Company maintains individual Supplemental Death Benefit Plan agreements with each of the NEOs other than Mr. Noble who has an equivalent life insurance benefit under his local U.K. compensation package and other than Mr. Rembolt who participates in the group life insurance program available to all employees of the Company. The Company’s Supplemental Death Benefit Plan agreement obligations are funded by permanent life insurance policies owned by the Company.

Prior to April 2008 the Company also maintained individual Supplemental Retirement Benefit Plan agreements with the NEOs other than Mr. Rembolt. Under the Supplemental Retirement Benefit Plan agreements, the participating executive officers would have received retirement benefits only in the event of the participant’s retirement on or after reaching age 65. The annual retirement benefit for participating executives would have been equal to twenty-five percent (25%) of the executive’s base salary as of the date of retirement, payable in quarterly installments over a period of fifteen years. Since the Supplemental Retirement Benefit Plan agreements only provided a benefit to the executive officer if he were to continue in the employment of the Company until age 65, the Committee determined that an alternative form of long term compensation would provide a greater mutual benefit to the Company and the executive officer. On March 25, 2008, the Committee approved agreements between the Company and the executive officers to terminate those agreements in exchange for the issuance of RSUs.

The Committee awarded RSUs to the executive officers as set forth in the table below. Information relating to these RSUs is also set forth in the Grants of Plan-Based Awards Table appearing on page 26 of this proxy statement.

Executive Officer	Title	RSUs Awarded[1] (#)
Garry O. Ridge	Chief Executive Officer	5,884
Michael J. Irwin	Executive Vice President, Strategic Development	3,971
Graham P. Milner	Executive Vice President, Global Development, Chief Branding Officer	3,971
Michael L. Freeman	Division President, the Americas	3,971
William B. Noble	Managing Director, Europe	3,971

[1]

The RSUs provide for vesting in 3 equal annual installments over a period of 3 years from the grant date. RSUs not vested will be forfeited if the executive officer’s employment is terminated for any reason prior to the vesting date. The RSUs will be settled by issuance of an equivalent number of shares of the Company’s common stock 6 months following termination of employment. Whether vested or not, the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

The Company also provides cars to its executives and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the U.K. The costs associated with the benefits and perquisites provided to the NEOs are included in the Summary Compensation Table included on page 25 of this proxy statement and they are separately identified in the narrative description of such benefits included with the Summary Compensation Table.

The Compensation Committee considers the cost of the foregoing benefits and perquisites in connection with its recommendations to the Board for approval of the CEO’s compensation package and in connection with approval of the total compensation for each of the other NEOs. All of such costs are considered appropriate in support of the Compensation Committee’s objective of attracting and retaining high quality executives because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

Post-Employment Obligations

In February 2006, the Company entered into change of control severance agreements with each of the Company’s NEOs other than Mr. Rembolt. The specific terms of the agreements are described in detail on page 28 of this proxy statement. The agreements were entered into with the executive officers of the Company after extensive review by the Committee and the Board and negotiation with the officers to replace previously existing employment agreements. Consideration was given to possible inclusion of severance compensation to be paid to the officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within 2 years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements). On October 14, 2008, the Board approved a change of control severance agreement for Mr. Rembolt on the same terms and conditions as are included in the agreements with the other NEOs.

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key employees. Reasonable change of control severance agreements reinforce continued attention and dedication of executives to their assigned duties and support the Compensation Committee’s objective of retaining high quality executives.

Overall Reasonableness of Compensation

The Committee believes that the Company is achieving its compensation objectives and in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a pay-for-performance analysis by the Committee, and in light of the Company’s compensation objectives, the Compensation Committee and the Board believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate.

Fiscal Year 2009 Compensation Decisions

In October 2008, the Committee considered peer group survey data as well as company and individual performance, and the CEO’s recommendations for other NEO compensation decisions. Based on the Committee’s analysis and review of these considerations, the Committee approved the following base salary, maximum incentive award payout and RSU grants for the NEOs:

Executive Officer	Title	FY2009 Base Salary ($)	Base Salary Increase (%)	FY2009 Incentive Bonus Maximum[1] ($)	FY2009 RSU Grant[2] (#)	Grant Date Fair Value of RSUs[3] ($)
Garry O. Ridge	Chief Executive Officer	$573,092	3%	$573,092	12,000	$389,520
Jay Rembolt	Vice President, Finance and Chief Financial Officer	$222,600	5%	$133,560	5,250	$170,415
Michael J. Irwin	Executive Vice President, Strategic Development	$286,848	3%	$172,109	5,250	$170,415
Graham P. Milner	Executive Vice President, Global Development, Chief Branding Officer	$256,925	3%	$154,155	5,250	$170,415
Michael L. Freeman	Division President, the Americas	$279,990	2%	$167,994	5,250	$170,415
William B. Noble[4]	Managing Director, Europe	$381,969	5%	$229,181	5,250	$170,415

[1]

The Incentive Bonus Maximum amounts represent the maximum amount of each NEO’s annual bonus opportunity under the Company’s Performance Incentive program as described in the Performance Incentive Bonus section above.

[2]

All RSUs provide for vesting over a period of 3 years from the grant date. 34% of the RSUs will vest on the first vesting date and 33% of the RSUs will vest on each of the second and third vesting date. Shares of the Company’s common stock equal to the number of vested RSUs will be issued as of the vesting date. The vesting date each year will be the 3rd business day following the release of the Company’s annual earnings for the preceding fiscal year, but not later than November 15. Payment of required withholding taxes due with respect to the vesting of the RSUs, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares for the vested RSUs after withholding shares having a value as of the vesting date equal to the required withholding tax obligation.

[3]	The Grant Date Fair Value of $32.46 per RSU has been determined as of the October 14, 2008 grant date based on the closing price of the Company’s shares as of October 14, 2008.

[4]	Mr. Noble’s fiscal year 2009 base salary and incentive bonus target amounts are converted from pounds sterling at an average annual exchange rate for fiscal year 2008 of $2.0059 per pound.

Other Considerations

Equity Grant Practices

The Company’s historical practice has been to approve annual stock option grants at the October meetings of the Committee and the Board. The exercise price for all stock option awards under the Company’s stock option plans has been equal to the price of the Company’s shares as of the date of the meetings. For fiscal year 2008 equity awards, the Committee reviewed the CEO’s recommendation for stock option grants for all participating employees, including the other executive officers and the Committee presented a proposal to the Board for the grant of stock options to participant employees, including a proposal for the grant of stock options to the CEO. With input from the full Board, the Committee approved the award of stock options to all employees, including the NEOs. The grant exercise price for the options was set at the closing price for the Company’s shares on the grant date. The approved pool of stock options granted to all employees was 337,340 shares for fiscal year 2008.

For fiscal year 2009, the Committee recommended an award of 79,084 restricted stock units (“RSUs”) to participant employees under the Company’s 2007 Stock Incentive Plan approved by stockholders at the 2007 Annual Meeting. Information relating to the decision to award RSUs instead of stock options is provided in the Equity Compensation section above.

Rule 10b5-1 Trading Plans and Insider Trading Guidelines

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to officers and directors required to report under Section 16 of the Exchange Act as well as certain other employees who can be expected to have access to material non-public information concerning the Company. The Company’s insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an officer, director or employee covered by the Company’s insider trading guidelines in violation thereof will result in the Company’s refusal to approve future trading plan requests for that person.

Executive Officer Stock Ownership Guidelines

On December 11, 2007, the Board of Directors approved guidelines for executive officer ownership of the Company’s stock. The guidelines specify that each executive officer will be expected to attain, within a period of 5 years from the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times current base salary for executive officers other than the CEO and two times base salary for the CEO. The CEO’s higher required guideline ownership is consistent with the proportionately higher level of overall compensation received by the CEO as compared to the other NEOs, including proportionately higher levels of equity compensation. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares and vested RSUs then held. Vested stock options are valued on a net after tax basis assuming a 45% marginal tax rate on the stock option value equal to the current stock price less the option exercise price. The Board of Directors believes that the stock ownership guidelines will serve to improve alignment of the interests of the executive officers and the Company’s stockholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any year to the CEO and the four most highly compensated other executive officers. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1 million limit. To assure deductibility of compensation paid to the NEOs pursuant to the Company’s performance incentive program in future years, stockholder approval of the WD-40 Company Performance Incentive Plan for the Company’s executive officers is being solicited in this proxy statement.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to the NEOs, the Committee retains the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company may from time-to-time pay compensation to its executive officers that may not be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and the Company’s annual report on Form 10-K for the year ended August 31, 2008 and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Richard A. Collato, Chair

Peter D. Bewley

Mario L. Crivello

Linda A. Lang

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s stock during the last fiscal year with the exception of a late reporting of transactions by William B. Noble on a report on Form 5 filed on October 15, 2008. Upon a fiscal year-end reconciliation of outstanding stock options for Mr. Noble, it was discovered that Mr. Noble had failed to report the cashless exercise of certain stock options on April 26, 2006.

EXECUTIVE COMPENSATION

None of the Company’s executive officers have employment agreements or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

The executive officers receive a base salary amount established by the Compensation Committee of the Board or by the Board at the beginning of each fiscal year. In addition, each employee of the Company, including the executive officers, receives bonus compensation under a Performance Incentive program established at the beginning of each fiscal year by the Company and, for the executive officers, by the Compensation Committee or by the Board. For the executive officers, a formula for such bonus compensation is established by the Compensation Committee or by the Board during the first quarter of the fiscal year for computation of the bonus after conclusion of the fiscal year based on the attainment of certain financial targets, including (i) the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed on a consolidated basis (referred to herein as the Company’s “Global EBITDA”); (ii) EBITDA computed for relevant financial reporting segments (“Segment EBITDA”); (iii) the Company’s gross margin determined on a consolidated basis (“Gross Margin”); and (iv) with respect to the compensation of the CEO and CFO, a measure of return on invested capital (“ROIC”). Information regarding the target and maximum potential bonus compensation payable under the Performance Incentive program for fiscal year 2008 is provided in the Grants of Stock-Based Awards table on page 26 of this proxy statement. The actual payouts under the program for fiscal year 2008 and further details regarding the Performance Incentive program are provided in the Compensation Discussion and Analysis section of this proxy statement.

The following table shows information for the three (3) fiscal years ended August 31, 2008 concerning the Company’s Chief Executive Officer (“CEO”), each officer serving during the most recently ended fiscal year as the Company’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Garry O. Ridge President and Chief Executive Officer	2008 2007 2006	$556,400 535,500 510,000	$0 0 0	$271,012 158,124 150,600	$0 286,634 319,400	$0 70,032 30,151	$63,566 55,491 52,024	$890,978 1,105,781 1,062,175

Jay Rembolt Vice President, Finance and Chief Financial Officer	2008 2007 2006	$191,558 171,073 160,632	$0 0 0	$37,618 33,422 33,816	$19,156 45,060 51,240	$0 0 0	$67,280 57,552 57,822	$315,612 307,107 303,510

Michael J. Irwin Executive Vice President, Strategic Development	2008 2007 2006	$278,493 266,500 251,000	$0 0 0	$84,591 62,630 63,650	$33,419 85,520 94,300	$0 33,248 11,558	$72,696 54,669 54,576	$469,199 502,567 475,084

Graham P. Milner Executive Vice President, Global Development and Chief Branding Officer	2008 2007 2006	$249,442 238,700 227,100	$0 0 0	$73,435 60,264 61,282	$0 49,383 87,700	$0 33,147 12,998	$67,394 53,035 52,142	$390,271 434,529 441,222

Michael L. Freeman Division President, the Americas	2008 2007 2006	$274,500 266,500 242,600	$0 0 0	$72,251 53,164 54,182	$0 52,020 93,700	$0 57,822 17,576	$70,702 52,911 53,136	$417,453 482,417 461,194

William B. Noble[6] Managing Director Europe WD-40 Company (UK) Ltd.	2008 2007 2006	$355,510 334,900 307,000	$0 0 0	$90,256 64,997 66,016	$65,480 106,830 118,200	$0 80,704 29,408	$88,305 92,154 72,573	$599,551 679,585 593,197

[1]

No amounts are included for Stock Awards with respect to restricted stock units (“RSUs”) awarded to Mr. Ridge, Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble on March 25, 2008 as reported in the Grants of Plan-Based Awards table on page 26 of this proxy statement since no stock-based compensation expense was recognized by the Company for financial statement reporting purposes under FAS 123R because the RSUs were awarded in exchange for the termination of pre-existing Supplemental Retirement Plan Benefit agreements (“SERP agreements”) for each of the officers. The Company’s expense associated with its obligations under each SERP agreement was recognized in prior years. Amounts reported as Change in Pension Value and Nonqualified Deferred Compensation Earnings for fiscal years 2007 and 2006 represented the fiscal year-to-year change in the actuarial present value of the Company’s liability with respect to the SERP agreements. See footnote 4 for additional information concerning the SERP agreements.

[2]

Option Awards are reported as the dollar amount recognized for financial statement reporting purposes for each fiscal year in accordance with FAS 123R. The assumptions made for purposes of such valuations are set forth in Note 11, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 23, 2008, which assumptions are incorporated herein by this reference.

[3]

Amounts reported as Non-Equity Incentive Plan Compensation represent incentive bonus payouts under the Company’s Performance Incentive program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this proxy statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2008 are set forth in the Grants of Plan-Based Awards table on page 26 of this proxy statement.

[4]

Amounts reported as Change in Pension Value and Nonqualified Deferred Compensation Earnings for fiscal years 2007 and 2006 represent the fiscal year-to-year change in the actuarial present value of the Company’s liability with respect to Supplemental Retirement Benefit Plan agreements entered into between the Company and each NEO prior to the termination of their SERP agreements during fiscal year 2008. Such actuarial present values were determined using a weighted-average discount rate of 6.5% and a weighted-average rate of compensation increase of 4%. No adjustment to the calculations was included to account for the probability that no payment obligation would have been incurred unless the NEO were to continue employment with the Company until retirement after reaching age 65. The Company’s obligations with respect to the Supplemental Retirement Benefit Plan agreements were terminated in exchange for the award of RSUs as discussed in footnote 1 above and in the Compensation Discussion & Analysis section on page 20 of this proxy statement.

[5]

All Other Compensation for each of the NEOs includes, among other nominal cost benefits, employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Mr. Noble and a U.K. retirement benefit for Mr. Noble, and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs. For fiscal year 2008, the profit sharing and matching contributions for each of the NEOs other than for Mr. Rembolt and Mr. Noble was $38,056. The profit sharing and matching contributions for Mr. Rembolt were $33,433 and Mr. Noble’s retirement benefit cost was $70,351. The vehicle allowance costs for each NEO for fiscal year 2008 were as follows: Mr. Ridge — $18,230; Mr. Rembolt — $18,541; Mr. Irwin — $19,048; Mr. Milner — $19,033; Mr. Freeman — $16,808; and Mr. Noble — $13,939.

[6]

Mr. Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from pounds sterling at average annual exchange rates for the year as follows: for fiscal year 2008 at $2.0059 per pound, for fiscal year 2007 at $1.9603 per pound and for fiscal year 2006 at $1.8685 per pound.

In addition to base salary and the Performance Incentive bonus, for fiscal year 2008 the executive officers received stock options to acquire shares of the Company’s common stock. Information concerning the award of stock options to the executive officers is provided in the Grants of Plan-Based Awards table below. Stock options granted to the NEOs in fiscal year 2008 may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company’s common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

The following table also contains information with respect to RSUs awarded to certain NEOs in connection with the termination of their Supplemental Retirement Plan benefits as described on page 20 of this proxy statement and information with respect to Performance Incentive bonus payouts awarded for fiscal year 2008 as described in the narrative preceding the Summary Compensation Table above. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2008 Performance Incentive program.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[2] ($)
		Threshold ($)	Target ($)	Maximum ($)
Garry O. Ridge	10/16/07	$1	$278,200	$556,400	—	60,000	[3]	$36.03	$451,800
	3/25/08				5,884	—		—	199,997

Jay Rembolt	10/16/07	$1	$47,889	$95,779	—	6,160	[4]	$36.03	$46,385

Michael J. Irwin	10/16/07	$1	$83,548	$167,096	—	17,600	[5]	$36.03	$132,528
	3/25/08				3,971	—		—	134,974

Graham P. Milner	10/16/07	$1	$74,833	$149,665	—	12,700	[6]	$36.03	$95,631
	3/25/08				3,971	—		—	134,974

Michael L. Freeman	10/16/07	$1	$82,350	$164,700	—	12,700	[6]	$36.03	$95,631
	3/25/08				3,971	—		—	134,974

William B. Noble[7]	10/16/07	$1	$106,653	$213,306	—	20,000	[8]	$36.03	$150,600
	3/25/08				3,971	—		—	134,974

[1]

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the Company’s Performance Incentive program for bonuses payable for fiscal year 2008 performance. The Target amount represents that portion of the bonus opportunity for each NEO that is based on attainment of identified performance goals for the first two levels of the Performance Incentive program (as more fully discussed in the Compensation Discussion and Analysis section of this proxy statement). The Maximum amount represents the bonus opportunity for each NEO that assumes receipt of the full Target amount by such NEO and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under the third level of the Performance Incentive program formula applicable to all employees.

[2]

The grant date fair value of $7.53 per share for all options has been determined as of the grant date of October 16, 2007 using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 2.78%; (ii) expected volatility of 0.2517; (iii) a 5.00-year risk-free interest rate of 4.34%; and (iv) an expected option term/life of 5.00 years. The grant date fair value of $33.99 per unit for restricted stock units awarded to the NEOs other than Mr. Rembolt is equal to the closing price for the Company’s shares as of the grant date of March 25, 2008. The RSUs provide for vesting in 3 equal annual installments over a period of 3 years from the grant date. RSUs not vested will be forfeited if the executive officer’s employment is terminated for any reason prior to the vesting date. The RSUs will be settled by issuance of an equivalent number of shares of the Company’s common stock 6 months following termination of employment. Whether vested or not, the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]

Options awarded to Mr. Ridge are non-qualified stock options with the right to acquire 20,400, 19,800 and 19,800 shares exercisable on October 16, 2008, October 16, 2009 and October 16, 2010, respectively.

[4]

Options awarded to Mr. Rembolt are non-qualified stock options with the right to acquire 2,094, 2,033 and 2,033 shares exercisable on October 16, 2008, October 16, 2009 and October 16, 2010, respectively.

[5]

Options awarded to Mr. Irwin are non-qualified stock options with the right to acquire 5,984, 5,808 and 5,808 shares exercisable on October 16, 2008, October 16, 2009 and October 16, 2010, respectively.

[6]

Options awarded to Mr. Milner and Mr. Freeman are non-qualified stock options with the right to acquire 4,318, 4,191 and 4,191 shares exercisable on October 16, 2008, October 16, 2009 and October 16, 2010, respectively.

[7]

The Target and Maximum amounts for Mr. Noble’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from pounds sterling at an average annual exchange rate for fiscal year 2007 of $1.9603 per pound.

[8]

Options awarded to Mr. Noble are non-qualified stock options with the right to acquire 6,800, 6,600 and 6,600 shares exercisable on October 16, 2008, October 16, 2009 and October 16, 2010, respectively.

The following table provides detailed information concerning the unexercised stock options and restricted stock units (“RSUs”) that were not vested as of the end of the last fiscal year for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

At 2008 Fiscal Year End

	Option Awards				Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Garry O. Ridge					5,884	$205,293
	20,000	0	20.813	9/26/10
	30,000	0	27.56	9/24/12
	30,000	0	29.30	9/23/13
	12,000	0	27.67	10/19/14
	16,080	7,920	27.27	10/18/15
	11,900	23,100	35.99	10/17/16
	0	60,000	36.03	10/16/17

Total	119,980	91,020			5,884	$205,293

Jay Rembolt	3,000	0	23.50	9/28/09
	4,000	0	20.813	9/26/10
	3,500	0	19.65	6/05/11
	5,000	0	20.75	9/25/11
	5,000	0	27.56	9/24/12
	5,000	0	29.30	9/23/13
	5,000	0	27.67	10/19/14
	3,350	1,650	27.27	10/18/15
	1,700	3,300	35.99	10/17/16
	0	6,160	36.03	10/16/17

Total	35,550	11,110

Michael J. Irwin					3,971	$138,548
	20	0	23.50	9/28/09
	10,000	0	20.75	9/25/11
	10,000	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	9,000	0	27.67	10/19/14
	6,030	2,970	27.27	10/18/15
	3,400	6,600	35.99	10/17/16
	0	17,600	36.03	10/16/17

Total	48,450	27,170			3,971	$138,548

Graham P. Milner					3,971	$138,548
	10,000	0	23.50	9/28/09
	17,200	0	20.813	9/26/10
	10,000	0	20.75	9/25/11
	10,000	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	8,000	0	27.67	10/19/14
	6,030	2,970	27.27	10/18/15
	3,400	6,600	35.99	10/17/16
	0	12,700	36.03	10/16/17

Total	74,630	22,270			3,971	$138,548

Michael L. Freeman					3,971	$138,548
	10,000	0	20.75	9/25/11
	10,000	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	5,000	0	27.67	10/19/14
	6,030	2,970	27.27	10/18/15
	3,400	6,600	35.99	10/17/16
	0	12,700	36.03	10/16/17

Total	44,430	22,270			3,971	$138,548

William B. Noble					3,971	$138,548
	600	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	10,000	0	27.67	10/19/14
	6,030	2,970	27.27	10/18/15
	3,400	6,600	35.99	10/17/16
	0	20,000	36.03	10/16/17

Total	30,030	29,570			3,971	$138,548

[1]

Stock Awards represent restricted stock units (“RSUs”) awarded to the NEOs other than Mr. Rembolt on March 25, 2008 as reported in the Grants of Plan-Based Awards Table on page 20 of this proxy statement. The Market Value of the RSUs at fiscal year end was $34.89 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2008.

The following table sets forth the number of shares acquired on exercise of stock options in the Company’s last fiscal year and the aggregate dollar value realized on exercise of such stock options for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year 2008

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)
Garry O. Ridge	22,919	$300,745
Jay Rembolt	2,400	$38,249
Michael J. Irwin	0	$0
Graham P. Milner	6,000	$93,435
Michael L. Freeman	0	$0
William B. Noble	6,000	$44,040

[1]

The Value Realized on Exercise is calculated by subtracting the aggregate exercise price for the shares acquired upon exercise of the options from the fair market value price of such shares as of the date of exercise. The fair market value price of each share at exercise is the actual trade price for the share if sold in a cashless exercise transaction, otherwise by the closing price as of the date of exercise.

Supplemental Death Benefit Plans

The Company maintains Supplemental Death Benefit Plans for certain key employees. Under the death benefit plan agreements, a participating employee’s designated beneficiary or the employee’s estate will receive a death benefit equal to the employee’s then current base salary in the event of death prior to retirement from the Company.

The death benefits are not formally funded but the Company has purchased key man life insurance polices owned by the Company to cover its benefit obligations. The Board of Directors determined which key employees will participate in the plans and the amount of the benefit payable for each participant. Non-employee directors do not have death benefit plan agreements.

Based upon current 2009 base salaries, the death benefits to be provided under the plans to the Named Executive Officers are set forth in the following table.

Name	Death Benefit	Retirement Age
Garry O. Ridge	$573,092	65
Michael J. Irwin	$286,848	65
Jay Rembolt	—	—
Graham P. Milner	$256,925	65
Michael L. Freeman	$279,990	65
William B. Noble	—	—

Change of Control Severance Agreements

Each executive officer serves in office at the pleasure of the Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the executive officers named in the Summary Compensation Table above with the exception of Jay Rembolt. On October 16, 2008 the Company entered into a Severance Agreement with Mr. Rembolt. The Severance Agreements provide that each executive officer will receive certain severance benefits if he is terminated without “Cause” or resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without Cause or by the executive officer for Good Reason, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a 5-year average, plus twice the executive officer’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a 5-year average. Further, any of the executive officer’s stock options and other equity incentive benefits that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits. No employment rights or benefits other than the change of control severance benefits are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, Change of Control means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s board of directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, Change of Control does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of incumbent members of the board of directors continue in office and more than 60% of the Company’s pre-transaction shareholders continue to maintain control of the resulting or successor company.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s board of directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any Change of Control.

The following table sets forth amounts payable to each of the executive officers who had entered into a Severance Agreement with the Company as of the end of the fiscal year on the assumption that each executive officer’s employment is terminated without Cause or otherwise for Good Reason effective as of the end of the Company’s fiscal year 2008 following a Change of Control as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of unvested stock options and restricted stock units (“RSUs”) for which vesting would be accelerated upon termination of employment under such circumstances.

Name	Severance Pay and Welfare Benefits[1]	Accelerated Vesting of RSUs and Stock Options[2]
Garry O. Ridge	$1,698,569	$260,348
Michael J. Irwin	$758,434	$161,180
Graham P. Milner	$616,702	$161,180
Michael L. Freeman	$683,448	$161,180
William B. Noble	$929,952	$161,180

[1]

For each officer, Severance Pay and Welfare Benefits includes 2 times the reported fiscal year 2008 Salary and 2 times the reported fiscal year 2007 Non-Equity Plan Compensation from the Summary Compensation Table above plus an estimate of the Company’s cost to provide 2 years of continuation coverage under the Company’s welfare and benefit plans. The estimated 2 year cost for such continuation coverage is $12,501 for Mr. Ridge; $30,408 for Mr. Rembolt, Mr. Irwin and Mr. Freeman; $19,052 for Mr. Milner; and $5,272 for Mr. Noble.

[2]

The value provided for accelerated vesting of stock options equals the value of the in-the-money unexercisable stock options for each officer as reported in the Equity Awards Outstanding at Fiscal Year End table above based on the difference between the closing price for the Company’s common stock as of August 31, 2008, $34.89, and the exercise price for each option.

ITEM NO. 2

APPROVAL OF AN AMENDMENT TO THE BYLAWS

The Board of Directors is seeking stockholder approval for an amendment to the Company’s Bylaws to reduce the current minimum number of directors from nine to seven and to fix the number of authorized directors at eight as of the date of the Annual Meeting of Stockholders. The Bylaws currently provide for a range in the number of authorized directors of not less than nine and not more than twelve. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The Company presently has nine directors, including eight independent directors as defined by the Nasdaq Rules. One of the current directors, Kenneth E. Olson, will retire from the Board effective as of the Annual Meeting.

On June 24, 2008, the Board of Directors approved the following proposed amendment to Section 2 of Article III of the Company’s Bylaws, subject to approval of the stockholders:

“Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. Unless otherwise specified in the Certificate of Incorporation, the authorized number of Directors shall be not less than seven (7) nor more than twelve (12) until changed by an amendment of this Section 2 duly adopted by the stockholders. The exact number of Directors shall be fixed, within the limits specified in the immediately preceding sentence, by a resolution adopted by the Board or by the stockholders. The exact number of Directors shall be eight (8) until changed as provided in this Section 2.”

The Board of Directors has determined that it is appropriate to reduce the minimum authorized number of directors to seven. The Board believes that its oversight role can be effectively fulfilled with as few as six independent directors and one non-independent director, allowing for at least 3 independent directors to serve on each of the four standing committees of the Board of Directors without requiring a director to serve on more than 2 committees. The Board determined that many companies of similar size and structure have a smaller number of directors. In addition, rising costs for the recruitment and retention of highly qualified directors favors a smaller board. The Board has no present intention to reduce the number of authorized directors to less than eight, but believes that it will be in the best interests of the stockholders for the Board to retain the flexibility to reduce the number of authorized directors to seven if circumstances warrant such a decision in the future.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required to approve the proposed amendment to the Bylaws. The persons designated in the form of proxy accompanying this proxy statement will vote your shares FOR approval unless you include instructions to the contrary. The Board of Directors urges stockholders to vote in favor of approval of the amendment to the Bylaws to reduce the minimum number of authorized directors to seven and to fix the number of authorized directors at eight as of the date of the Annual Meeting of Stockholders.

ITEM NO. 3

APPROVAL OF

THE WD-40 COMPANY

PERFORMANCE INCENTIVE COMPENSATION PLAN

On June 24, 2008, the Board of Directors adopted the WD-40 Performance Incentive Compensation Plan (the “Incentive Plan”). The Board of Directors is seeking stockholder approval of the Incentive Plan to allow bonuses paid under the Incentive Plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan will be effective as of September 1, 2009 and will continue in effect until August 31, 2014 or until such time as it is extended by re-approval by the stockholders or otherwise terminated by the Compensation Committee (the “Committee”) of the Board of Directors.

Incentive Plan Summary

The following paragraphs provide a summary of the principal features of the Incentive Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Incentive Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used herein and not defined shall have the same meanings as set forth in the Incentive Plan.

Purpose. The purpose of the Incentive Plan is to enhance the Company’s ability to attract and retain highly qualified executives and provide such executives with additional financial incentives (referred to herein as “Awards”) to promote the success of the Company and its Subsidiaries. Awards granted under the Incentive Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Eligibility. Participation in the Incentive Plan is limited to corporate officers of the Company selected by the Committee to participate in the Incentive Plan (collectively “Participants”). The Participants are intended to include any officer determined to be a “covered employee” of the Company within the meaning of Section 162(m) of the Code. Although the Incentive Plan is limited to such corporate officers, the Company maintains a Performance Incentive program for the payment of bonus compensation to all Company employees on substantially the same terms are provided for in the Incentive Plan. The Incentive Plan is formalized to cover the corporate officer Participants and is being submitted to the stockholders for approval in order to qualify the Incentive Plan compensation paid to such Participants as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Administration. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Except as otherwise provided by the Board of Directors and subject to applicable laws, the Committee has the full and final authority in its discretion to establish rules and take all actions determined by the Committee to be necessary in the administration of the Incentive Plan, including, without limitation, interpreting the terms of the Incentive Plan and any related documents, rules, or regulations and deciding all questions of fact arising in their application. All decisions, determinations and interpretations of the Committee are final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

Awards. Within 90 days after the commencement of each fiscal year, the Committee shall select the Participants to whom bonus compensation (an “Award”) may be paid under the Incentive Plan and establish in writing (i) an objective Performance Goal or Goals for each Participant for the fiscal year based on one or more Performance Measures; (iii) the Award amounts to be paid to each Participant to the extent the specified Performance Goal or Goals are achieved (the “Target Award”); and (iv) establish the method by which the Target Award will be calculated.

Performance Measures. The Performance Goals established by the Committee for Participants are based on the relative achievement of one or more Performance Measures. The following measures may be selected as Performance Measures: total shareholder return, Stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction

Performance Period. The period for measurement of relative achievement of the Performance Goals under the Incentive Plan is the Company’s fiscal year and in order to receive the Target Award, a Participant must be employed by the Company or a Subsidiary on August 31 of the applicable fiscal year.

Maximum Award. The maximum Award that may be paid to any Participant under the Incentive Plan for any fiscal year is $2 million.

Committee Certification. As soon as practicable after the end of each fiscal year, the Committee will determine the amount of the Awards to be paid to each Participant for the fiscal year based on the relative achievement of the Performance Goals established for each Participant. The Committee must certify such determination in writing.

Payment of Awards. All Awards will be paid in cash. Awards shall be paid to Participants following the Committee’s certification no later than ninety (90) days after the close of the fiscal year.

Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award granted under the Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by any Participant. During the lifetime of the Participant, payment of an Award shall only be made to such Participant. The Committee may, however, establish procedures necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of the Participant’s death.

Amendment and Termination. The Committee may at any time suspend, revise, amend or terminate the Incentive Plan, in whole or in part, provided, however, that no amendment that requires stockholder approval in order to maintain qualification of the Awards as performance-based compensation under Section 162(m) of the Code shall be made without such approval. If changes are made to Section 162(m) of the Code or the related regulations that permit greater flexibility with respect to any Award, the Committee may make adjustments to the Incentive Plan and/or Awards as it deems appropriate.

Benefits to Be Received Upon Stockholder Approval. If the Incentive Plan is approved by the Company’s stockholders, it will be effective as of September 1, 2009 and Awards will be considered by the Committee for fiscal year 2010. Therefore, future Awards cannot now be determined. The Company’s current Performance Incentive program applicable to all Company employees, including the executive officers named in the Summary Compensation Table on page 25 of this proxy statement, is implemented in the substantially the same manner as the Incentive Plan. The Company’s Performance Incentive program is described in further detail in the Compensation Discussion & Analysis section of this proxy statement. Information concerning Performance Incentive bonus awards granted to the executive officers for fiscal year 2008 is included in the Grants of Plan-Based Awards Table on page 26 of this proxy statement.

Federal Income Tax Consequences

The following is a brief summary of the material U.S. federal income tax consequences associated with Awards granted under the Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a Participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside.

Participants will recognize ordinary income equal to the amount of the Award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the Participant.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required to approve the Incentive Plan. The persons designated in the form of proxy accompanying this proxy statement will vote your shares FOR approval unless you include instructions to the contrary. The Board of Directors urges stockholders to vote in favor of approval of the WD-40 Company Performance Incentive Compensation Plan.

ITEM NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2009. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Pricewaterhouse-Coopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Pricewaterhouse-Coopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $860,000 for the year ended August 31, 2007 and $877,000 for the year ended August 31, 2008.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No audit-related services were provided during the fiscal years ending on August 31, 2007 and August 31, 2008.

Tax Fees

PricewaterhouseCoopers LLP has not provided tax compliance, tax advice, and tax planning services to the Company for either of the past two fiscal years.

All Other Fees

PricewaterhouseCoopers LLP provided access to online research reference materials for the fiscal year ending August 31, 2007 and August 31, 2008. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company for the past two fiscal years were $3,000 for the year ended August 31, 2007 and $3,000 for the year ended August 31, 2008.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May 8, 2009 and not later than July 7, 2009 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

Dated: November 4, 2008

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE

APPENDIX A

WD-40 COMPANY

PERFORMANCE INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of The WD-40 Company Performance Incentive Compensation Plan (the “Plan”) is to provide an incentive for corporate officers and to recognize and reward those officers. The Company’s executive officers are eligible to earn short-term incentive awards under this Plan.

2. Definitions. The following terms will have the following meaning for purposes of the Plan:

(a) “Award” means a bonus paid in Cash as provided for under Section 4(a) of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board, or such other Committee designated by the Board to administer the Plan provided that the Committee shall consist of two or more persons, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(e) “Company” means WD-40 Company, a Delaware corporation.

(f) “Participant” means a corporate officer of the Company or a Subsidiary selected by the Committee to participate in the Plan.

(g) “Performance Measure” means the following measures of performance: total shareholder return, Stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction.

A Performance Measure may be applied by the Committee as a measure of the performance of any, all, or any combination of the following: the Company, a Subsidiary, an operating segment, a division or other reporting unit of the Company or a Subsidiary, or of one or more brands or product lines of the Company or a Subsidiary.

(h) “Performance Goal(s)” means the goal or goals established for a Participant by the Committee in accordance with Section 4(a).

(i) “Stock” means the Company’s $.001 par value common stock.

(j) “Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

(k) “Target Award” means the maximum amount of the Award established for each Participant by the Committee in accordance with Section 4(a).

(l) “Year” means a fiscal year of the Company commencing on September 1.

3. Term. The Plan shall be effective for as of September 1, 2009 and shall continue until August 31, 2014 unless re-approved by the Company’s stockholders or unless amended or terminated pursuant to Section 9 hereof.

4. Awards.

(a) Within 90 days after the beginning of each Year, the Committee will select Participants for the Year and establish in writing (i) an objective Performance Goal or Goals for each Participant for that Year based on one or more of the Performance Measures, (ii) the specific Award amounts that will be paid to each Participant to the extent his or her Performance Goal or Goals are achieved (the “Target Award”) and (iii) the method by which such amounts will be calculated. The Target Award may provide for payment of all or part of the Target Award in the case of retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the Year, but only to the extent that the Target Award would otherwise be payable to the Participant based on the achievement of the Performance Goal(s) for the Participant for such Year.

(b) The maximum Award that may be paid to any Participant under the Plan for any Year will be $2 million.

(c) The Committee may reduce or eliminate, but may not increase, any Award calculated under the methodology established in accordance with subsection (a) in order to reflect additional considerations relating to performance.

(d) As soon as practicable following each Year while the Plan is in effect, the Committee shall determine and certify, for each Participant, the extent to which the Performance Goal or Goals have been met and the amount of the Award, if any, to be made. Awards will be paid to the Participants following such certification by the Committee and no later than ninety (90) days following the close of the Year with respect to which the Awards are made.

(e) The Company shall withhold from the payment of any Award hereunder any amount required to be withheld for taxes.

5. Termination of Employment. Except as may be specifically provided in an Award pursuant to Section 4(a), a Participant shall have no right to an Award under the Plan for any Year in which the Participant is not actively employed by the Company or its Subsidiaries on August 31 of such Year. In establishing Target Awards, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Committee certifies the amount of the Award, the Participant may forfeit his or her right to the Award to be paid under the Plan.

6. Administration. The Plan will be administered by the Committee. The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan. Decisions of the Committee with respect to the Plan will be final and conclusive.

7. Unfunded Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

8. Code Section 162(m). It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C) so that the Company’s tax deduction for such Awards is not disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

9. Amendment or Termination of the Plan. The Committee may from time to time suspend, revise, amend or terminate the Plan; provided that any such amendment or revision which requires approval of the Company’s stockholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m)(4)(C) shall not be made without such approval.

10. Applicable Law. The Plan will be governed by the laws of California.

11. No Rights to Employment. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. Subject to any employment agreement or other contract between the Company and a Participant, the Company reserves the right to terminate the employment of any Participant at any time for any reason notwithstanding the existence of the Plan.

12. No Assignment. Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

13. Stockholder Approval. This Plan shall be approved by a vote of the stockholders of the Company at the 2008 Annual Meeting.

Annual Meeting Admission Ticket

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext nnnnnnnnn nnnnnn evt nnnnnnnnn nnnnnn ev

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Standard Time, on Tuesday, December 9, 2008.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/WDFC

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card 123456 c0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — Management recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold ,

01 - J.C. Adams Jr. 02 - G.H. Bateman 03 - P.D. Bewley

04 - R.A. Collato 05 - M.L. Crivello Q Q 06 - L.A. Lang

07-G.O. Ridge 08—N.E. Schmale

For Against Abstain

2. To approve an amendment to the WD-40 Company Bylaws to reduce the minimum number of directors from nine to seven and to fix the authorized number of directors at eight.

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2009.

For Against Abstain 3. To approve the WD-40 Company Performance Incentive Plan.

5. To consider and act upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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<STOCK#>

00YVLC

Annual Meeting of Shareholders - Tuesday, December 9, 2008 at 2:00 p.m. Local Time, (Meeting will be webcast in our Investor Relations site at www.wd40.com)

Directions to the WD-40 Company 2008 Annual Meeting

University of San Diego JOAN B. KROC INSTITUTE FOR PEACE & JUSTICE

5998 Alcalá Park, San Diego, CA 92110

Operations/Events Office: 619-260-7808

DRIVING DIRECTIONS

CAMPUS MAP http://www sandiego edumaps

I 1JU

University I qfSanDiego campus map

ACADEMIC/ADMINISTRATIVE FACILITIES

7 Alcala Park West - Coronado

10 AlcalaParkWest-Avila 11 Alcala Park West - Durango 16 CaminoHall 14 Copley Library 48 Degheri Alumni Center 4 Facilities Management Complex 20 Founders Hall 31 Guadalupe Hall 23 Hahn School of Nursing and Health Science 33 Hahn University Center 13 Student Health Center 25 Hughes Administration Center 12 Joan B. Kroc Institute for Peace & Justice

CAMPUS MAP: http://www.sandiego.edu/maps/

From the North (Los Angeles, La Jolla)

Use I-5 (South), exit at Sea World Drive and Tecolote Road

Turn Left on Tecolote Road

Right on Morena Blvd

Left on Napa Street to Linda Vista Road

Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entranc

Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park

Take 1st Left after security booth and enter the “West Lot”

Look for “Shuttle pick-up” signs

From the South (Downtown, Convention Center)

Use I-5 (North) to I-8 (East) and exit at the first exit, Morena Blvd

Follow Morena Blvd, and bear right onto Linda Vista Road

Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance

Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park

Take 1st Left after security booth and enter the “West Lot”

Look for “Shuttle pick-up” signs

From the East

Use I-8 (West), exit at Morena Blvd

Bear right onto Linda Vista Road

Make a left at the 2nd stoplight on Linda Vista Road onto Marian Way,

USD’s West Entrance

Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park

Take 1st Left after security booth and enter the “West Lot”

Look for “Shuttle pick-up” signs

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — WD-40 Company

5998 Alcalá Park, San Diego, CA 92110

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of San Diego, Jona B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110 December 9, 2008 at 2:00 p.m. and at any adjournments thereof.

If the undersigned is a participant in WD-40’s 401 (k) Plan, the undersigned also directs Fidelity Management Trust Company, as trustee under the plan, to vote all shares of WD-40 Common Stock allocated to the undersigned under the plan at the 2008 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Fidelity Management Trust Company, it will not vote your shares in the plan.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)